Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

GENWORTH FINANCIAL, INC.

(Effective as of June 6, 2024)

Article I.

Office

Section 1.1. Office. The principal executive office of this corporation shall be in the county of Henrico in the Commonwealth of Virginia.

Article II.

Meetings of Stockholders

Section 2.1. Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”). The Board of Directors or the Chair of the Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2. Special Meetings. (a) Special meetings of stockholders may be called in the manner set forth in the Amended and Restated Certificate of Incorporation. A special meeting requested by one or more stockholders (a “Stockholder Requested Special Meeting”) pursuant to the Amended and Restated Certificate of Incorporation shall be called by the Secretary only if the stockholder(s) requesting such meeting comply with this Section 2.2 and applicable law. The Board of Directors or the Chair of the Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders called by the Board of Directors.

(b) No business may be transacted at a special meeting of stockholders other than business that is (i) Proposed Business (as defined below) stated in a valid Special Meeting Request (as defined below), (ii) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (iii) otherwise properly brought before a special meeting by or at the direction of the Board of Directors. For purposes hereof, a “Meeting Requesting Person” shall mean (A) the stockholder of record making the request to fix a Requested Record Date (as defined below) for the purpose of determining the stockholders entitled to request that the Secretary call a special meeting, (B) the beneficial owner or beneficial owners, if different from the stockholder of record, on whose behalf such request is made and (C) any affiliates of such stockholder of record or beneficial owner(s). No stockholder may request that the Secretary call a special meeting of stockholders pursuant to this Section 2.2 unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining stockholders entitled to request that the Secretary call such special meeting, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the corporation. To be in proper form, such request shall:

(1) Bear the signature and the date of signature by the stockholder of record submitting such request and set forth the name and address of such stockholder as they appear in the corporation’s books;

(2) Include a reasonably brief description of the purpose or purposes of the special meeting, the business desired to be brought before the special meeting (the “Proposed Business”) and the reasons for conducting the Proposed Business at the special meeting; and

(3) As to each item of Proposed Business, each Meeting Requesting Person and each Stockholder Associated Person (as defined below but substituting “Meeting Requesting Person” in all places where “Noticing Party” appears in such definition), shall include the information required to be set forth in a notice under Section 2.12(a)(3) of these bylaws as if the Proposed Business were to considered at an annual meeting of stockholders, except that for purposes of this Section 2.2(b)(3), the term “Meeting Requesting Person” shall be substituted for the term “Noticing Party” in all places it appears in Section 2.12(a)(3).

(c) Within ten (10) business days after the Secretary receives a request to fix a Requested Record Date in proper form and otherwise in compliance with this Section 2.2 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Requested Record Date for the purpose of determining the stockholders entitled to request that the Secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. Notwithstanding anything in this Section 2.2(c) to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that the request or requests that would otherwise be submitted following such Requested Record Date could not comply with the requirements set forth in clause (ii) or (iv) of Section 2.2(h).

(d) Without qualification, a Stockholder Requested Special Meeting shall not be called unless one or more stockholders owning as of the Requested Record Date not less than twenty-five percent (25%) of all the outstanding shares of common stock of the corporation (the “Requisite Percentage”) timely provide one or more requests to call such special meeting in writing and in proper form to the Secretary at the principal executive offices of the corporation. To be timely for purposes of this Section 2.2(d), a stockholder’s request to call a special meeting must be delivered to the Secretary at the principal executive offices of the corporation not later than the sixtieth (60th) day following the Requested Record Date. To be in proper form for purposes of this Section 2.2(d), a stockholder’s request to call a special meeting shall include the signature and the date of signature by the stockholder submitting such request and set forth (i) if such stockholder is a stockholder of record, the name and address of such stockholder as they appear in the corporation’s books and if such stockholder is not a stockholder of record, the name and address of such stockholder, (ii) a reasonably brief description of the Proposed Business, (iii) the text of the proposal with respect to the Proposed Business (including the text of any resolutions proposed for consideration and in the event that such Proposed Business includes a proposal to amend the Amended and Restated Certificate of Incorporation or these bylaws, the text of the proposed amendment), (iv) the reasons for conducting the Proposed Business at the special meeting and (v) unless such stockholder is a Solicited Stockholder (as defined below), as to each item of Proposed Business, each Calling Person (as defined below) and each Stockholder Associated Person (as defined below but substituting “Calling Person” in all places where “Noticing Party” appears in such definition), the information required to be set forth in a notice under Section 2.12(a)(3) of these bylaws as if the Proposed Business were to be considered at an annual meeting of stockholders, except that for purposes of this Section 2.2(d), the term “Calling Person” shall be substituted for the term “Noticing Party” in all places it appears in Section 2.12(a)(3). For purposes hereof, a “Calling Person” means the stockholder of record submitting the request to call a special meeting of stockholders, or if different from the stockholder of record, the beneficial owner or beneficial owners submitting such request or any affiliate of such stockholder of record or beneficial owner(s); “Solicited Stockholder” means any stockholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder by way of a definitive consent solicitation statement filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Exchange Act; and “Special Meeting Request” refers to a request to call a special meeting of stockholders that is delivered to the Secretary by a stockholder as of the Requested Record Date and is timely and in proper form under this Section 2.2.

(e) A stockholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Stockholder Requested Special Meeting. If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result is that (after giving effect to all revocations) stockholders holding less than the Requisite Percentage have delivered Special Meeting Requests to the Secretary: (i) if the notice of meeting has not already been mailed to stockholders, the Secretary shall refrain from mailing the notice of the Stockholder Requested Special Meeting or (ii) if the notice of meeting has already been mailed to stockholders, the Secretary shall revoke the notice of the meeting. If, subsequent to the refraining from mailing of the notice of meeting pursuant to clause (i) of the immediately preceding sentence or subsequent to the revocation of the notice of meeting pursuant to clause (ii) of the immediately preceding sentence, as applicable (but in any event on or prior to the sixtieth (60th) day after the Requested Record Date), the Secretary has received Special Meeting Requests from stockholders holding the Requisite Percentage, then, at the option of the Board of Directors, either (A) the original record date and meeting date, time and place, if any, for the Stockholder Requested Special Meeting set in accordance with Section 2.2(f) shall apply with respect to the Stockholder Requested Special Meeting or (B) the Board may disregard the original record date and meeting date, time and place, if any, for the Stockholder Requested Special Meeting from those originally set in accordance with Section 2.2(f) below and, within ten (10) days following the date on which the Secretary has received the Special Meeting Requests from stockholders holding the Requisite Percentage, set a new record date and meeting date, time and place, if any, for the Stockholder Requested Special Meeting (and, in such case, notice of the Stockholder Requested Special Meeting shall be given in accordance with Section 2.3).

(f) Subject to Section 2.2(e), within ten (10) days following the date on which the Secretary has received Special Meeting Requests in accordance with this Section 2.2 from stockholders holding the Requisite Percentage, the Board of Directors shall fix the record date and meeting date, time and place, if any, for the Stockholder Requested Special Meeting; provided, however, that the date of any such Stockholder Requested Special Meeting shall not be more than ninety (90) days after the date on which valid Special Meeting Requests from stockholders holding the Requisite Percentage are delivered to the Secretary (and are not revoked). Notwithstanding anything in these bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at any Stockholder Requested Special Meeting. Subject to the foregoing provisions of this Section 2.2, the record date for the Stockholder Requested Special Meeting shall be fixed in accordance with Section 2.8 below, and the Board of Directors shall provide notice of the Stockholder Requested Special Meeting in accordance with Section 2.3 below.

(g) General. (1) In connection with a Stockholder Requested Special Meeting called in accordance with this Section 2.2, the stockholders of record who requested that the Board fix a Requested Record Date in accordance with Section 2.2(b) or the stockholders (except for any Solicited Stockholder) who delivered a Special Meeting Request to the Secretary in accordance with this Section 2.2 shall update the information provided to the corporation in connection with such request, if necessary, such that the information provided or required to be provided in such request pursuant to this Section 2.2 shall be true and correct as of (i) the record date for determining the stockholders entitled to receive notice of the Stockholder Requested Special Meeting and (ii) the date that is ten (10) business days prior to the Stockholder Requested Special Meeting (or any adjournment, rescheduling or postponement thereof), and such update shall (A) be received by the Secretary at the principal executive offices of the corporation (I) not later than the Close of Business five (5) business days after the record date for determining the stockholders entitled to receive notice of such Stockholder Requested Special Meeting (in the case of an update required under clause (i) of this Section 2.2(g)(1)) and (II) not later than the Close of Business seven (7) business days prior to the date for the Stockholder Requested Special Meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the Stockholder Requested Special Meeting has been postponed, rescheduled or adjourned) (in the case of an update required under clause (ii) of this Section 2.2(g)(1)), (B) be made only to the extent that information has changed since such stockholders’ prior submission and (C) clearly identify the information that has changed since such stockholders’ prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.2(g) shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 2.2 and shall not extend the time period for the delivery of notice pursuant to this Section 2.2. If a stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.2.

(2) If any information submitted pursuant to this Section 2.2 by any stockholder proposing individuals to nominate for election or reelection as a director or business for consideration at a special meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.2. Any such stockholder shall notify the Secretary in writing at the principal executive office of the corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.2 (including if any stockholder or any Stockholder

Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.12(a)(3)(G)(ii)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by such stockholder pursuant to this Section 2.2 and (ii) a written affirmation of any information submitted by such stockholder pursuant to this Section 2.2 as of an earlier date. If a stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.2.

(3) Notwithstanding the foregoing provisions of this Section 2.2, each Meeting Requesting Person and stockholder making a Special Meeting Request shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Requested Record Date or to call a special meeting; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.2.

(4) Any written notice, supplement, update or other information required to be delivered by a stockholder to the corporation pursuant to this Section 2.2 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices.

(5) For purposes of this Section 2.2(g), “Stockholder Associated Person” shall have the definition set forth below but substituting “Calling Person” in all places where “Noticing Party” appears in such definition.

(h) The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 2.2, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for stockholder action under applicable law, (iii) includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date, (iv) otherwise does not comply with applicable law, or (v) specifies purpose(s) that are included among the business of an annual or special meeting of stockholders that the Board of Director calls or has called to be held within 90 days after the Secretary receives the Special Meeting Request or that was held not more than 12 months before the date on which such Special Meeting Request was received by the Secretary, in each case with any such determination being made in good faith by the Board of Directors.

(i) The Board of Directors shall not be required to fix a Requested Record Date, to fix a special meeting record date or to call and hold a special meeting if the Board of Directors determines that (i) the corresponding request to fix a Requested Record Date or Special Meeting Request was not properly made in accordance with this Section 2.2 or (ii) the stockholders of record requesting that the Board of Directors fix such Requested Record Date or stockholders making the Special Meeting Request have not otherwise complied with this Section 2.2.

Section 2.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

Section 2.4. Adjournments. Any meeting of stockholders, annual or special, may be adjourned or recessed from time to time to reconvene at the same or some other place for any reason or no reason by holders of a majority of the voting power of the corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person, present by means of remote communication (if any) or represented by proxy, though less than a quorum, or by the presiding person at such meeting, and, subject to the second succeeding sentence, notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time, date and place thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or recessed meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these bylaws. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date is so fixed, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

Section 2.5. Quorum. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these bylaws, at each meeting of stockholders the presence in person, presence by means of remote communication, if any, or representation by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, either the presiding person at such meeting or the stockholders so present, by a majority in voting power thereof, may adjourn the meeting from time to time in the manner provided in Section 2.4 of these bylaws until a quorum shall attend. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. Shares of its own stock belonging to the corporation, belonging to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, or belonging to any other entity, if a majority of the voting power of such other entity is held, directly or indirectly, by the corporation or if such other entity is otherwise controlled, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.6. Organization. Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by a presiding person designated by the Board of Directors, or in the absence of such designation, by a presiding person chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the person presiding over the meeting may appoint any person to act as secretary of the meeting.

Section 2.7. Voting; Proxies. Except as otherwise provided by law or the Amended and Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock registered in such stockholder’s name on the books of the corporation which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders may be cast in person, by means of remote communication (if any) or by proxy as provided in this Section 2.7. The Board of Directors, in its discretion, or the presiding person at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot. All questions presented to the stockholders at a meeting at which a quorum is present (other than the election of directors, which is governed by the succeeding sentence of this Section 2.7 of these bylaws) shall, unless otherwise provided by the Amended and Restated Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person, present by means of remote communication (if any) or by proxy and entitled to vote thereon. At each annual meeting of stockholders, members of the Board of Directors shall be elected by a “majority of votes cast” (as defined herein) to hold office until the next annual meeting, unless the election is contested, in which case directors shall be elected by a plurality of votes properly cast. An election shall be contested if (i) the Secretary receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board of Directors in compliance with the requirements for stockholder nominees for director set forth in Section 2.12 of these bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the corporation first mails its notice of meeting for such meeting to the stockholders. Stockholders shall be entitled to cast votes “against” nominees for director unless plurality voting applies in the election of directors. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation (including resignation pursuant to this Section 2.7), disqualification or removal. For the purposes of this Section, a “majority of votes cast” means that the number of votes properly cast “for” a director exceeds the number of votes properly cast “against” that director, with abstentions and broker non-votes counting as votes neither “for” nor “against” such director’s election. Any current director who is a nominee for a member of the Board of Directors in an uncontested election who does not receive a majority of votes cast at such election shall promptly tender his or her resignation from the Board of Directors (the effectiveness of which shall be made subject to the acceptance thereof by the Board of Directors) following certification of the stockholder vote. Such director shall continue in office until such resignation is accepted or, if not accepted, such director’s successor shall have been elected and qualified. The nominating or other similar committee of the Board of Directors shall assess the appropriateness of such nominee continuing to serve as a director and shall recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors shall act on the recommendation of the nominating or other similar committee of the Board of Directors and publicly disclose its decision and the reason for its decision. Any director who tenders a resignation pursuant to this provision shall not participate in the recommendation or deliberations of the nominating or other similar committee of the Board of Directors or the Board of Directors regarding whether to accept the resignation of any director tendered pursuant to this provision or take other action with respect to such resignations. Notwithstanding the foregoing, if directors who have tendered resignations constitute a majority of the directors then in office, then, with respect to each tendered resignation, all directors, other than the director who tendered the particular resignation under consideration, may participate in the deliberations and action regarding whether to accept or reject the tendered resignation or to take other action with respect thereto.

Section 2.8. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to notice of any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (ii) in the case of any other action (other than determining the stockholders entitled to vote at any meeting of stockholders), shall not be more than sixty (60) days prior to such other action. If the Board of Directors so fixes a date determining the stockholders entitled to notice of a meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the Close of Business on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.8 at the adjourned meeting.

Section 2.9. List of Stockholders Entitled to Vote. The corporation shall prepare, no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation.

Section 2.10. Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may (unless otherwise required by applicable law) be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.11. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (vii) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (viii) conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (ix) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (x) rules, regulations or procedures for compliance with any state and local laws and regulations including those concerning safety, health and security; (xi) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting and (xii) any rules, regulations or procedures as the presiding person may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.12. Notice of Stockholder Nominations and Other Business.

(a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof, or (C) by any stockholder of the corporation who (i) was a stockholder of record of the corporation at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the corporation through the time of the annual meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 2.12. Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting) before an annual meeting of stockholders.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.12, the stockholder (the stockholder giving such notice, the “Noticing Party”) must have given timely notice thereof in proper written form to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the Close of Business on the one hundred twentieth (120th) day nor later than the Close of Business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3) A stockholder’s notice delivered pursuant to this Section 2.12 shall set forth:

(A)	as to each person whom the stockholder proposes to nominate for election as a director (each, a “Proposed Nominee”), if any:

(i)	the name, age, business address and residential address of such Proposed Nominee;

(ii)	the principal occupation and employment of such Proposed Nominee;

(iii)

a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request);

(iv)

a written representation and agreement completed by such Proposed Nominee in the form required by the corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request) providing that such Proposed Nominee: (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation; (c) will, if elected as a director of the corporation, comply with all applicable rules of any securities exchanges upon which the corporation’s securities are listed, the Amended and Restated Certificate of Incorporation, these bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (d) consents to being named as a nominee in the corporation’s proxy statement and form of proxy for the meeting; (e) intends to serve a full term as a director of the corporation, if elected; (f) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (g) will tender his or her resignation as a director of the corporation if the Board determines that such Proposed Nominee failed to comply with the provisions of this Section 2.12(a)(3)(A)(iv) in any material respect, provides such Proposed Nominee notice of any such determination and, if such non-compliance may be cured, such Proposed Nominee fails to cure such non-compliance within ten (10) business days after delivery of such notice to such Proposed Nominee;

(v)

a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates or associates (each as defined below), on the one hand, and any Noticing Party or any Stockholder Associated

Person, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

(vi)

a description of any business or personal interests that could reasonably be expected to give rise to an actual, apparent or potential conflict of interest between such Proposed Nominee and the corporation or any of its subsidiaries; and

(vii)

all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Stockholder Associated Person in connection with the solicitation of proxies for the election of directors in a contested election or otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”);

(B)	as to any other business that the Noticing Party proposes to bring before the meeting:

(i)	a reasonably brief description of the business desired to be brought before the meeting;

(ii)

the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Amended and Restated Certificate of Incorporation or these bylaws, the text of the proposed amendment); and

(iii)

all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Stockholder Associated Person in connection with the solicitation of proxies in support of such proposed business by such Noticing Party or any Stockholder Associated Person pursuant to the Proxy Rules;

(C)	as to such Noticing Party and each Stockholder Associated Person:

(i)	the name and address of such Noticing Party and each Stockholder Associated Person (including, as applicable, as they appear on the corporation’s books);

(ii)

the class or series and number of shares of capital stock of the corporation that are, directly or indirectly, owned beneficially or of record (specifying the type of ownership) by such Noticing Party or any Stockholder Associated Person (including any rights to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such shares were acquired; and the investment intent of such acquisition;

(iii)

the name of each nominee holder for, and number of, any securities of the corporation owned beneficially but not of record by such Noticing Party or any Stockholder Associated Person and any pledge by such Noticing Party or any Stockholder Associated Person with respect to any such securities;

(iv)

a description of any agreement, arrangement or understanding, written or oral, (a) between or among such Noticing Party and any of the Stockholder Associated Persons or (b) between or among such Noticing Party or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such Noticing Party or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) and (y) any understanding, written or oral, that such Noticing Party or any Stockholder Associated Person may have reached with any stockholder of the corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the corporation at any meeting of the corporation’s stockholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Noticing Party or any Stockholder Associated Person;

(v)

a description of any agreement, arrangement or understanding (including any derivative or short positions, forwards, futures, swaps, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, repurchase agreements or arrangements, borrowed or loaned shares, and so-called “stock borrowing” agreements or arrangements) that has been entered into by, or on behalf of, such Noticing Party or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of price changes of any securities of the corporation, or maintain, increase or decrease the voting power of, such Noticing Party or any Stockholder Associated Person, with respect to securities of stock of the corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (any of the foregoing, a “Derivative Instrument”);

(vi)

any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such Noticing Party or any Stockholder Associated Person in the corporation or any affiliate thereof, other than an interest arising from the ownership of the corporation’s securities where such Noticing Party or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(vii)

any rights to dividends on the shares of the corporation owned beneficially by such Noticing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the corporation;

(viii)

any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Stockholder Associated Person (a) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (b) is the manager or managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(ix)	any significant equity interests or any Derivative Instruments in any principal competitor of the corporation held by such Noticing Party or any Stockholder Associated Person;

(x)

any direct or indirect interest of such Noticing Party or any Stockholder Associated Person in any contract or arrangement with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

(xi)	a description of any material interest of such Noticing Party or any Stockholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;

(xii)

a representation that (a) neither such Noticing Party nor any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the corporation except as disclosed to the corporation pursuant hereto and (b) such Noticing Party and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.12;

(xiii)

a complete and accurate description of any performance-related fees (other than asset-based fees) to which such Noticing Party or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of the corporation’s securities or any Derivative Instruments, including any such fees to which members of any Stockholder Associated Person’s immediate family sharing the same household may be entitled;

(xiv)

(a) a description of the investment strategy or objective, if any, of such Noticing Party or any Stockholder Associated Person who is not an individual and (b) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the Noticing Party or any Stockholder Associated Person that contains or describes the Noticing Party’s or such Stockholder Associated Person’s performance, personnel or investment thesis or plans or proposals with respect to the corporation;

(xv)

all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Stockholder Associated Person, or such Noticing Party’s or any Stockholder Associated Person’s associates (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement that would be required to be disclosed by such Noticing Party, any Stockholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D;

(xvi)

a certification that such Noticing Party and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Party’s or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the corporation and such Noticing Party’s or Stockholder Associated Person’s acts or omissions as a stockholder of the corporation, if such Noticing Party or Stockholder Associated Person is or has been a stockholder of the corporation;

(xvii)

(a) if the Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the corporation) is not a natural person, the identity of each natural person or persons associated with such Noticing Party (or beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Noticing Party (or beneficial owner(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (b) if the Noticing Party (or beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the corporation and that reasonably could have influenced the decision of such Noticing Party (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting;

(xviii)

all other information relating to such Noticing Party or any Stockholder Associated Person, or such Noticing Party’s or any Stockholder Associated Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such Noticing Party, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to the Proxy Rules;

provided, however, that the disclosures in the foregoing subclauses (i) through (xviii) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner;

(D)

a representation that such Noticing Party intends to appear in person or by means of remote communication (if any) or cause a Qualified Representative (as defined below) of such Noticing Party to appear in person or by means of remote communication (if any) at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation;

(E)

a complete and accurate description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Noticing Party or any Stockholder Associated Person is a party or participant involving the corporation or, to such Noticing Party’s knowledge, any current or former officer, director, affiliate or associate of the corporation;

(F)

identification of the names and addresses of other stockholders (including beneficial owners) known by such Noticing Party to support the nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(G)

a representation from such Noticing Party as to whether such Noticing Party or any Stockholder Associated Person intends or is part of a group that intends to (i) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (ii) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(4) Additional Information. In addition to the information required pursuant to the foregoing provisions of this Section 2.12, the corporation may require any Noticing Party to furnish such other information as it may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the corporation’s securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the corporation. If requested by the corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the corporation. In addition, the Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (or any supplement thereto) (1) by or at the direction of the Board of Directors or any committee thereof, or (2) provided that one or more directors shall be elected at such meeting pursuant to the corporation’s notice of meeting, by any stockholder of the corporation who (i) is a stockholder of record of the corporation at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the corporation through the time of the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in this Section 2.12. Clause (2) of this paragraph (b) shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders. For nominations to be properly brought by a stockholder before a special meeting pursuant to clause (2) of this paragraph (b), the stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the Close of Business on the one hundred twentieth (120th) day prior to such special meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment, recess, postponement, judicial stay or rescheduling (or the public announcement thereof) of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such notice shall include all information required pursuant to Section 2.12, and such stockholder and any Proposed Nominee shall comply with Section 2.12, as if such notice were being submitted in connection with an annual meeting of stockholders.

(c) General. (1) Only such persons who are nominated by the Board of Directors or nominated by a stockholder in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting by the Board of Directors or by a stockholder in accordance with the procedures set forth in this Section 2.12. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 2.12(a)(2) and Section 2.12(b), as applicable. Except as otherwise provided by law, the person presiding at the meeting of stockholders shall have the power and duty (a) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 and (b) if any proposed nomination or other business was not made or proposed in compliance with this Section 2.12, to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted, and no vote shall be taken with respect to such nomination or other business, in each case, notwithstanding that proxies with respect to such vote may have been received by the corporation. Notwithstanding the foregoing provisions of this Section 2.12, if the Noticing Party (or a Qualified Representative of the Noticing Party) proposing a nominee for director or business to be conducted at a meeting does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or other business, such proposed nomination shall be disregarded and such proposed other business shall not be transacted, as applicable, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(2) A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 2.12, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (A) the record date for determining the stockholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (I) be received by the Secretary at the principal executive offices of the corporation (x) not later than the Close of Business five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A) of this Section 2.12(c)(2)) and (y) not later than the Close of Business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B) of this Section 2.12(c)(2)), (II) be made only to the extent that information has changed since such Noticing Party’s prior submission and (III) clearly identify the information that has changed since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.12(c)(2) shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to Section 2.12 and shall not extend the time period for the delivery of notice pursuant to this Section 2.12. If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.12.

(3) If any information submitted pursuant to this Section 2.12 by any Noticing Party nominating individuals for election or reelection as a director or proposing business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.12. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the corporation of any inaccuracy or change in any information submitted pursuant to this Section 2.12 (including if any Noticing Party or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.12(a)(3)(G)(ii)) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 2.12 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 2.12 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.12.

(4) If (A) any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B)(1) such Noticing Party or Stockholder Associated Person subsequently either (x) notifies the corporation that such Noticing Party or Stockholder Associated Person no longer intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (2) no other Noticing Party or Stockholder

Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election or reelection of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the corporation). Upon request by the corporation, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(5) Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) of stockholders to request inclusion of nominees in the corporation’s proxy statement pursuant to the Proxy Rules or (C) of the holders of any class or series of preferred stock to elect directors pursuant to any applicable provisions of the Amended and Restated Certificate of Incorporation.

(6) Any written notice, supplement, update or other information required to be delivered by a stockholder to the corporation pursuant to this Section 2.12 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices.

(7) For purposes of these bylaws, (A) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (B) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (C) “Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (D) “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process; (E) “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act; (F) a “Qualified Representative” of a Noticing Party means (I) a duly authorized officer, manager or partner of such Noticing Party or (II) a person authorized by a writing executed by such Noticing Party (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Party to the corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Party as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (G) “Stockholder Associated Person” shall mean, with respect to a Noticing Party and if different from such Noticing Party, any beneficial owner of shares of stock of the corporation on whose behalf such Noticing Party is providing notice of any nomination or other business proposed, (I) any person directly or indirectly controlling, controlled by or under common control with such Noticing Party or beneficial owner(s), (II) any member of the immediate family of such Noticing Party or beneficial owner(s) sharing the same household, (III) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Noticing Party or other Stockholder Associated Person to be acting in concert with, such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person with respect to the stock of the corporation, (IV) any affiliate or associate of such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person, (V) if such Noticing Party or any such beneficial owner is not a natural person, any Responsible Person, (VI) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party, such beneficial owner(s) or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, (VII) any beneficial owner of shares of stock of the corporation owned of record by such Noticing Party or any other Stockholder Associated Person (other than a stockholder that is a depositary), and (VIII) any Proposed Nominee.

Article III.

Board of Directors

Section 3.1. Number; Qualifications. The Board of Directors shall consist of not less than one (1) nor more than fifteen (15) members, the number thereof to be determined from time to time subject to the provisions of, and in the manner specified in, the Amended and Restated Certificate of Incorporation. Directors need not be stockholders.

Section 3.2. Resignation; Vacancies. Any director may resign at any time upon notice to the Secretary. Unless otherwise provided by law, any newly created directorship or any vacancy occurring in the Board of Directors for any cause shall be filled in the manner set forth in the Amended and Restated Certificate of Incorporation, and each director so elected shall hold office for a term expiring at the next annual meeting of stockholders and shall hold office until his or her successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Section 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as determined from time to time by the Chair of the Board, the Chief Executive Officer or the Board of Directors. Notice of a regular meeting of the Board of Directors shall be given, in accordance with Section 9.3 hereof, by the Secretary or the person or persons calling the meeting not less than twenty-four (24) hours before the date and time of the meeting.

Section 3.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chair of the Board, the Chief Executive Officer (provided that the Chief Executive Officer is then a member of the Board of Directors), any three (3) members of the Board of Directors, or the Secretary. Notice of a special meeting of the Board of Directors shall be given, in accordance with Section 9.3 hereof, by the person or persons calling the meeting not less than twenty-four (24) hours before the date and time of the meeting, or on such shorter notice as such person or persons may deem necessary or appropriate in the circumstances.

Section 3.5. Telephonic and Electronic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 3.6. Quorum; Vote Required for Action. Subject to the Amended and Restated Certificate of Incorporation, at all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Amended and Restated Certificate of Incorporation, these bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.7. Organization. Meetings of the Board of Directors shall be presided over by the Chair of the Board of Directors, if any, or in his or her absence by a Vice Chair of the Board who is senior to other Vice Chairs of the Board in length of corporation service, if any, or in his or her absence by the Chief Executive Officer (provided that the Chief Executive Officer is then a member of the Board of Directors), or in their absence by a presiding person chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the person presiding over the meeting may appoint any person to act as secretary of the meeting.

Section 3.8. Action by Unanimous Consent of Directors. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.9. Chair. A Chair of the Board shall be chosen by the Board of Directors from their own number. The Chair of the Board may be the Chief Executive Officer or another officer of the corporation. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation or these bylaws, the Chair of the Board shall preside at all meetings of the stockholders and the Board of Directors. The Chair of the Board may at his or her discretion call or attend any meeting of any committee of the Board of Directors, whether or not a member of such committee. The Chair of the Board shall have such other duties as may be assigned by the Board of Directors.

Section 3.10. Vice Chairs. One or more Vice Chairs of the Board may be chosen by the Board of Directors from their own number, who shall have such duties as may be assigned by the Board of Directors.

Article IV.

Committees

Section 4.1. Committees. The Board of Directors may, subject to the provisions of the Amended and Restated Certificate of Incorporation, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 4.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these bylaws.

Article V.

Officers

Section 5.1. Officers. As determined by the Board of Directors (or the Chief Executive Officer pursuant to Section 5.2), the officers of the corporation shall include the officers set forth in this Article V and may include those other officers chosen pursuant to Section 5.9. One person may hold two or more offices, except that no person shall simultaneously hold the offices of President and Secretary.

Section 5.2. Chief Executive Officer. A Chief Executive Officer of the corporation shall be chosen by the Board of Directors. The Chief Executive Officer of the corporation shall have general management, subject to the oversight and control of the Board of Directors, of the business of the corporation, including the appointment of all officers (other than those officers for whose election or appointment a provision is made in these bylaws stating that such officers shall be chosen solely by the Board of Directors) and employees of the corporation; provided, however, that with respect to the appointment of a Chief Financial Officer, the Chief Executive Officer shall consult with the Audit Committee of the Board of Directors prior to such appointment. The Chief Executive Officer shall also have the power, at any time, to discharge or remove any officer or employee of the corporation (other than those officers whom the Board of Directors is solely entitled to appoint and subject to the requirement to consult with the Audit Committee of the Board of Directors prior to the discharge or removal of a Chief Financial Officer) and shall perform all other duties appropriate to this office or as may be assigned by the Board of Directors.

Section 5.3. President. A President of the corporation shall be chosen by the Board of Directors. The President may be the Chief Executive Officer of the corporation. Unless the President is the Chief Executive Officer, the President shall have such duties appropriate to this office or as may be assigned by the Board of Directors or the Chief Executive Officer.

Section 5.4. Vice President. Vice Presidents, one or more of whom may also be designated Executive Vice Presidents or Senior Vice Presidents, shall be accountable to the Chief Executive Officer or such other officer or officers as the Chief Executive Officer shall designate and shall perform such duties as may be assigned to them by the Board of Directors or the Chief Executive Officer.

Section 5.5. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the corporation and shall also perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chief Financial Officer, the Chief Executive Officer may designate a person to exercise the powers of such office after consultation with the Audit Committee of the Board of Directors prior to designating such a person.

Section 5.6. Controller and Treasurer. The Controller and the Treasurer shall perform such duties as may be assigned by the Board of Directors or the Chief Financial Officer to such offices. In the absence or disability of the Controller or the Treasurer, the Chief Executive Officer may designate one or more persons to execute the powers of such offices.

Section 5.7. Secretary. The Secretary shall record in proper books to be kept for that purpose and have custody of the minutes of the meetings of the stockholders of the corporation and of meetings of the Board of Directors and of committees of the Board of Directors (unless such committee determines otherwise) and who shall be responsible for the custody and care of the seal of the corporation. He or she shall attend to the giving and serving of all notices of the corporation and perform such other duties as may be imposed upon him by the Board of Directors.

Section 5.8. Deputy Secretaries, Assistant Secretaries and Attesting Secretaries. The Board of Directors or the Secretary may appoint Deputy Secretaries, Assistant Secretaries and Attesting Secretaries, each of whom shall have the power to affix and attest the corporate seal of the corporation, and to attest the execution of documents on behalf of the corporation and who shall perform such other duties as may be assigned by the Secretary; and in the absence or disability of the Secretary, the Assistant Secretary may be designated by the Chair of the Board to exercise the powers of the Secretary.

Section 5.9. Other Officers. The Board of Directors or the Chief Executive Officer may from time to time appoint one or more other officers, who shall perform such duties as may be assigned by the Board of Directors or the Chief Executive Officer.

Section 5.10. Election. Except as otherwise permitted by these bylaws, all officers specifically referred to in this Article V shall be elected by the Board of Directors for an initial term which shall continue until the first meeting of the Board of Directors following the next annual meeting of stockholders, and thereafter such officers shall be elected for one (1)-year terms; provided, however, that all such officers shall serve at the pleasure of the Board of Directors. In addition to the powers and the duties specified herein, all officers of the corporation shall exercise such powers and perform such duties as the Chief Executive Officer may from time to time direct, provided that these powers and duties are not inconsistent with any outstanding resolutions of the Board of Directors.

Section 5.11. Incapacity. In the event of the absence, incapacity, illness or the death of the Chair of the Board, the duties of the Chair of the Board shall be assumed by the Chief Executive Officer (provided that the Chief Executive Officer is then a member of the Board of Directors) or, in the absence of all of the foregoing, an acting chair elected by the Board of Directors from their own number.

Article VI.

Removal and Resignation of Officers

Section 6.1. Removal. Except as otherwise provided in the Amended and Restated Certificate of Incorporation and these bylaws, any officer of the corporation may, at any time, be removed by the affirmative vote of at least a majority of the Board of Directors. In case of such removal the officer so removed shall forthwith deliver all the property of the corporation in his possession, or under his control, to some person to be designated by the Board of Directors. Except to the extent set forth in Section 5.2 of these bylaws, nothing herein contained shall limit the power of any officer to discharge any subordinate.

Section 6.2. Resignation. Any officer may resign upon notice given in writing or electronic transmission to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event.

Section 6.3. Temporary Delegation. The Board of Directors may at any time, in the transaction of business, temporarily delegate any of the duties of any officer to any other officer or person selected by it.

Section 6.4. Vacancies. Any vacancy occurring in any office may be filled for the unexpired term by the Board of Directors or the Chief Executive Officer; provided, however, that (a) the Chief Executive Officer shall not have the power to fill a vacancy occurring in the office of any officer for whose election or appointment a provision is made in these bylaws stating that such officer shall be chosen solely by the Board of Directors and (b) prior to filling any vacancy in respect of the office of the Chief Financial Officer, the Chief Executive Officer shall consult with the Audit Committee of the Board of Directors.

Article VII.

Stock

Section 7.1. Certificates. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Every holder of shares of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the authorized officers of the corporation (it being understood that each of the Chair of the Board, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, or a Deputy or Assistant Secretary of the corporation shall be an authorized officer for such purpose) certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 7.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 7.3. Record Owners. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Article VIII.

Forum for Adjudication of Disputes

Section 8.1. Forum for Adjudication of Disputes. As authorized by Section 115 of the DGCL, and to the fullest extent permitted by law, unless the corporation consents in writing to the selection of an alternative forum, any Court of the State of Delaware shall be the sole and exclusive forum for any and all internal corporate claims, including but not limited to (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Amended and Restated Certificate of Incorporation or these bylaws (as either may be amended from time to time) or a claim as to which Title 8 of the Delaware Code confers jurisdiction upon the Court of Chancery or (iv) any action asserting a claim governed by the internal affairs doctrine. If no Court of the State of Delaware has jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be the United States District Court for the District of Delaware. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) directly or derivatively by any debtholder or equityholder, such debtholder or equityholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such debtholder or equityholder in any such action by service upon such debtholder’s or equityholder’s counsel in the Foreign Action as agent for such debtholder or equityholder.

Article IX.

Miscellaneous

Section 9.1. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section 9.2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 9.3. Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and given personally, by mail or by electronic transmission (if permitted under the circumstances by the DGCL). If notice is given by means of electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL.

Section 9.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice in writing or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 9.5. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 9.6. Amendment of Bylaws. These bylaws may be altered, amended or repealed, at any time, in the manner provided in the Amended and Restated Certificate of Incorporation of this corporation.

Article X.

Emergency Bylaw

Section 10.1. Effective Time. This Emergency Bylaw shall become effective during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action and shall cease to be effective when such emergency no longer exists. This Emergency Bylaw may also become effective in the manner outlined in Section 10.5 of this Article.

Section 10.2. Management. In the event this Emergency Bylaw shall become effective, the business of the corporation shall continue to be managed by those members of the Board of Directors in office at the time the emergency arises who are available to act during the emergency. If less than three such directors are available to act, additional directors, in whatever number is necessary to constitute a Board comprised of three directors, shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list established by the Board of Directors and in effect at the time an emergency arises.

Section 10.3. Unavailability of Directors. For the purposes of Sections 10.2 and 10.4(c) of this Article, a director shall be deemed unavailable to act if he or she shall fail to attend a directors’ meeting called in the manner provided in Section 10.4(a) of this Article. This section, however, shall not affect in any way the right of a director in office at the time an emergency arises to continue as a director.

Section 10.4. Procedures. The Board of Directors shall be governed by the following basic procedures and shall have the following specific powers in addition to all other powers which it would otherwise have.

(a) Meetings of the Board of Directors may be called by any director, or by the first available officer or employee in the order provided in the emergency succession list referred to in Section 10.2 of this Article. Notice of any meeting of the Board of Directors during such an emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio.

(b) Three directors shall constitute a quorum which may in all cases act by majority vote.

(c) If the number of directors who are available to act shall drop below three, additional directors, in whatever number is necessary to constitute a Board of three directors, shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list referred to in Section 10.2 of this Article.

(d) Additional directors, beyond the minimum number of three directors, but not more than three additional directors, may be elected from any officers or employees on the emergency succession list referred to in Section 10.2 of this Article.

(e) The Board of Directors may establish any additional procedures and may amend any of the provisions of this Article concerning the interim management of the affairs of the corporation in an emergency if it considers it to be in the best interests of the corporation to do so, except that it may not change Sections 10.3 or 10.4(e) of this Article in any manner which excludes from participation any person who was a director in office at the time an emergency arises.

(f) To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the corporation during an emergency in a manner which is consistent with the Amended and Restated Certificate of Incorporation and these bylaws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Emergency Bylaw is intended to and hereby empowers the Board of Directors with the maximum authority possible under the DGCL, and all other applicable law, to conduct the interim management of the affairs of the corporation in an emergency in what it considers to be in the best interests of the corporation.

Section 10.5. Obvious Emergency. If an obvious defense emergency exists because of an enemy attack and, if by reason of the emergency, the government of the United States is itself unable to declare a state of national emergency as contemplated by Section 10.1 of this Article, then:

(a) A quorum of the Board of Directors pursuant to Article III of these bylaws may order the effectiveness of this Emergency Bylaw; or

(b) If a quorum of the Board of Directors pursuant to Article III of these bylaws is not present at the first Board of Directors meeting called, in the manner provided in Section 10.4(a) of this Article, after an emergency arises, then the provisions of this Emergency Bylaw shall automatically become effective and shall remain in effect until it is practical for a normally constituted Board of Directors to resume management of the business of the corporation.